UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2008

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On April 14, 2008, ViroPharma Incorporated and Wyeth Pharmaceuticals, a division of Wyeth, jointly determined to discontinue the development of HCV-796 due to the previously announced safety issue that emerged in the ongoing Phase 2 trial in patients with hepatitis C. The companies will ensure that patients enrolled in the ongoing Phase 2 study will continue to receive the current standard of care. ViroPharma also announced that ViroPharma and Wyeth do not expect to continue to collaborate on future development of hepatitis C treatment candidates, however a decision to terminate the First Amended and Restated Collaboration and License Agreement dated June 26, 2003 has not been reached. The full text of the press release issued in connection with the announcement is set forth as Exhibit 99.1 attached hereto.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	99.1	Press release dated April 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 16, 2008	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
99.1	Press release dated April 16, 2008.